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                                                             EX-99.B6(e)

                        SHAREHOLDER ADMINISTRATION AGREEMENT

                                    NATIONS FUND

                                   TRUST B SHARES

Ladies and Gentlemen:

     We wish to enter into this Shareholder Administration Agreement ("Agreement") with you concerning the provision of administrative support services to your clients ("Customers") who may from time to time beneficially own Trust B Shares in one or more of the portfolios (collectively, the "Funds") listed on Schedule I of Nations Fund Trust, Nations Fund, Inc. and Nations Fund Portfolios, Inc. (collectively, "Nations Fund"). The shares listed on Schedule I are collectively referred to herein as "Shares." The terms and conditions of this Agreement are as follows:

     1. Provision of Shareholder Services.

       (a) You agree to provide the following administrative support services to your Customers who may from time to time beneficially own
Shares: (i) aggregating and processing purchase and redemption requests for Shares from Customers and transmitting promptly net purchase and redemption orders to our distributor or transfer agent; (ii) providing Customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend and distribution payments from Nations Fund on behalf of Customers; (iv) providing information periodically to Customers showing their positions in Shares; (v) arranging for bank wires; (vi) responding to Customers' inquiries concerning their investment in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Customers or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (ix) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement; (x) employee benefit plan recordkeeping, administration, custody and trustee services; (xi) general shareholder liaison services; and (xii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations.

       (b) All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

       (c) You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order

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1 Services may be modified or omitted in the particular case and items relettered or renumbered.

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to provide the administrative support services contemplated hereby.  You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

       (d) By your written acceptance of this Agreement, you represent, warrant and agree that in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us.

     2. Adherence to Applicable Law.

     You will perform only those activities which are consistent with statutes and regulations applicable to you. You will act solely as agent or, upon the order of, and for the account of, your Customers.

     3. Representations Regarding Nations Fund and Shares.

     Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by our distributor or us in writing.

     4. Status of Servicing Agent.

       (a) For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as expressly provided herein.

       (b) We may, in our discretion and without notice, suspend or withdraw the sale of Shares of any and all Funds, including the sale of Shares to you for the account of any Customer or Customers.

     5. Indemnification.

     By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Customers.

     6. Compensation.

       (a) In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee as described in the applicable then

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current prospectuses for the Shares.  The fee rate payable to you may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you.

       (b) Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice governing receipt by NASD members of service fees from registered investment companies. In this regard, in no event may the portion of any fee payable hereunder that constitutes a "service fee," as that term is defined in Article III, Section 26(b)(9) of the NASD's Rules of Fair Practice, exceed 0.25% of the average daily net asset value of the Shares of a Fund.

     7.  Reports.

     You agree to provide to us at least quarterly, a written report of the amounts expended by you in connection with the provision of administrative support services hereunder and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Boards of Trustees/Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

     8. Agreement Not Exclusive.

     We may enter into other similar Agreements with any other person or persons without your consent.

     9. Disclosure of Compensation.

     You agree that the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you.

     10.   Voting of Shares.

     You agree that in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority from your Customers to do so, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held for your Customers' benefit.

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     11.   Compliance Standards.

     You agree to conform to compliance standards adopted by Nations Fund or its distributor as to when a class of shares in a Fund may be appropriately sold to particular investors.

     12.   Effective Date and Termination.

       (a) This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee and continues in effect until terminated.

       (b) This Agreement is terminable with respect to any series of Shares, without penalty, at any time by us (which termination may be by a vote of a majority of the disinterested Trustees of Nations Fund Trust, the disinterested Directors of Nations Fund, Inc., or disinterested Directors of Nations Fund Portfolios, Inc., as appropriate) or by you upon written notice to the other party hereto.

     13.   Communications.

     All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

     14.   Governing Law.

     This Agreement will be construed in accordance with the internal laws of the State of Maryland without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

     15.   Actions by Nations Fund Trust and Trustees.

     The names "Nations Fund Trust" and "Trustees" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 6, 1985 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of Nations Fund Trust. The obligations of "Nations Fund Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of Nations Fund Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against Nations Fund Trust.

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If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 111 Center Street, Little Rock, AR; Fax No. (501) 377-2331; Attention: Mr. Richard H. Blank, Jr.

                                   Very truly yours,


                                   NATIONS FUND TRUST


Date: ____________________         By: ____________________
                                   Name: __________________
                                   Title: ___________________


                                   NATIONS FUND, INC.


Date: ____________________         By: _____________________________
                                   Name: ___________________________
                                   Title: ____________________________


                                   NATIONS FUND PORTFOLIOS, INC.


Date: ____________________         By: _____________________________
                                   Name: ___________________________
                                   Title: ____________________________



                                   Accepted and Agreed to:
                                   Servicing Agent


                                   _________________________________
                                               (Firm Name)

                                   _________________________________
                                               (Address)

                                   _________________________________
                                     (City)    (State)    (County)

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                                   Fax No.   _________________________

                                   Attention: .________________________

Date: ____________________         By: ______________________________
                                   Name: ____________________________
                                   Title: _____________________________

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                                  SCHEDULE I


Equity Funds
Nations Value Fund
Nations Equity Income Fund
Nations International Equity Fund
Nations Emerging Markets Fund
Nations Pacific Growth Fund
Nations Capital Growth Fund
Nations Emerging Growth Fund
Nations Disciplined Equity Fund
Nations Equity Index Fund
Nations Tax Managed Equity Fund

Balanced Fund
Nations Balanced Assets Fund

Bond Funds
Nations Short-Intermediate Government Fund
Nations Government Securities Fund
Nations Short-Term Income Fund
Nations Diversified Income Fund
Nations Strategic Fixed Income Fund
Nations Global Government Income Fund

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